UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HENRY SCHEIN, INC.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Henry Schein, Inc. (the “Company”), to be held at 10:00 a.m., on Tuesday, May 15, 2012 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of thirteen directors of the Company for terms expiring in 2012;

2.	to consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to eliminate plurality voting in the election of directors, and instead provide that the Company’s Amended and Restated By-laws, as amended, may establish alternative procedures for the election of directors;

3.	to consider the approval, by non-binding vote, of the 2011 compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement) (commonly known as a “say-on-pay” proposal);

4.	to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012; and

5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 16, 2012 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on March 16, 2012 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

Whether or not you expect to attend the meeting in person, your vote is very important. Please cast your vote regardless of the number of shares you hold. I believe that you can be proud, excited and confident to be a stockholder of Henry Schein. I look forward to discussing our plans for the Company’s future at the Annual Meeting, and I hope to see you there.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York

April [2], 2012

HENRY SCHEIN, INC.

135 DURYEA ROAD

MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 16, 2012 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2012 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 90,236,278 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about April [2], 2012. A copy of our 2011 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation (Proposal 2) requires the affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. The say-on-pay proposal (Proposal 3) and the proposal for ratification of the selection of the independent registered public accounting firm (Proposal 4) require the affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will, in effect, be votes against Proposals 2, 3 and 4.

We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation). We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held of record by such persons.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of common stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone or if you have requested a paper copy of these proxy materials, by returning the proxy or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted “FOR” the nominees for election to the Board of Directors, “FOR” the amendment to the Company’s Amended and Restated Certificate of Incorporation, “FOR” the say-on-pay proposal, “FOR” the ratification of BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accountants for the fiscal year ending December 29, 2012 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

CORPORATE GOVERNANCE ENHANCEMENTS

This past year, the Nominating and Governance Committee and the Board of Directors carefully considered numerous changes to the Company’s corporate governance structure, and the Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, took the following actions: (i) authorized and recommended that the stockholders approve at the Annual Meeting an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to provide that the Company’s Amended and Restated By-laws, as amended, may establish alternative procedures for the election of directors; (ii) if the amendment to the Company’s Amended and Restated Certificate of Incorporation (Proposal 2) is approved at the Annual Meeting, resolved to amend the Company’s Amended and Restated By-laws to provide that director nominees in a non-contested election would be elected by majority vote and to include a director resignation policy consistent with the majority vote standard; (iii) designated a Lead Director and amended the Company’s Corporate Governance Guidelines to specify the role and duties of the Lead Director and (iv) eliminated the tax gross-ups of the Named Executive Officers for health benefits and for golden parachute excise taxes under Internal Revenue Code Section 4999, in each case, as further described below.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has approved the thirteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors will be elected by plurality vote. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2011 Annual Meeting of Stockholders. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 16, 2012, concerning the nominees:

Name	Age	Position
Barry J. Alperin	71	Director
Gerald A. Benjamin	59	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	62	Chairman, Chief Executive Officer, Director
James P. Breslawski	58	President, Chief Operating Officer, Director
Paul Brons	70	Director
Donald J. Kabat	76	Director
Philip A. Laskawy	70	Director
Karyn Mashima	58	Director
Norman S. Matthews	79	Director
Mark E. Mlotek	56	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	54	Executive Vice President, Chief Financial Officer, Director
Bradley T. Sheares, Ph.D.	55	Director
Louis W. Sullivan, M.D.	78	Director

BARRY J. ALPERIN has been a director for 16 years (since 1996). Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. The Company values Mr. Alperin’s financial expertise and his extensive experience in corporate and securities laws and corporate governance matters. Additionally, as the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Alperin’s experience leading Hasbro’s mergers and acquisitions and global expansion efforts. Mr. Alperin currently serves as a director of The Hain Celestial Group, Inc. (and is Chairman of its corporate governance and nominating committee and a member of its audit committee) and is a director of two privately held corporations, K’NEX Industries, Inc., a toy manufacturer, and Weeks Marine, Inc., a marine construction company. During the past five years, Mr. Alperin served on the Board of Directors of K-Sea Transportation Partners L.P. He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is a past President of the New York Chapter of the American Jewish Committee where he also served as Chair of the audit committee of the national organization. Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

GERALD A. BENJAMIN has been with the Company for 24 years (since 1988), in his current position as Executive Vice President and Chief Administrative Officer for 12 years (since 2000) and a director for 18 years (since 1994). He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction since 1993. Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990. Before joining us in 1988, Mr. Benjamin was employed at Estée Lauder, Inc. holding various management positions over his 13-year tenure, including Director of Materials Planning and Control. Mr. Benjamin brings experience to the Company’s Board of Directors in the areas of global services, human resources and leadership. Mr. Benjamin oversees operations at Henry Schein’s distribution centers in North America, Europe, Australia and New Zealand, including over 4 million square feet of distribution space from which over 13 million orders are shipped annually. Mr. Benjamin also has guided our human resources and organizational development as the Company has grown to include nearly 15,000 employees in 25 countries around the world. Mr. Benjamin provides the Board of Directors with operational and human resources insights for the Company.

STANLEY M. BERGMAN has been with the Company for 32 years (since 1980), including 23 years (since 1989) as our Chairman and Chief Executive Officer and 30 years (since 1982) as a director. He is also a member of our Executive Management Committee. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice

President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985. Mr. Bergman brings to the Company’s Board of Directors management and leadership experience. Mr. Bergman is a well known, highly regarded leader in the global healthcare industry. He has expansive knowledge of the healthcare industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the healthcare industry throughout the world and brings a unique and valuable perspective to the Board of Directors. During his tenure, Mr. Bergman has led the Company from sales of $600 million in 1995 to $8.5 billion in 2011. Mr. Bergman is active in numerous dental industry and professional associations, including the American Dental Association (where he served on the Oversight Committee, Future of Dentistry Project and was awarded honorary membership) and The Forsyth Institute, the premiere oral health research institution in the United States. Mr. Bergman is also a Certified Public Accountant.

JAMES P. BRESLAWSKI has been with the Company for 32 years (since 1980), in his current position as our President and Chief Operating Officer for seven years (since 2005) and as a director for 20 years (since 1992). He is also a member of our Executive Management Committee. Mr. Breslawski held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller. Mr. Breslawski is responsible for the Company’s North American Dental, Medical and Technology businesses. Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience. The Board of Directors is aided by Mr. Breslawski’s understanding of the healthcare business and his keen business acumen, leadership ability and interpersonal skills. Mr. Breslawski has served as Chairman of the Board of the American Dental Trade Association and President of the Dental Dealers of America. He is also a member of the Leadership Council, School of Dental Medicine at Harvard University, a former board member of the Dental Life Network (formerly the National Foundation of Dentistry for the Handicapped), a former member of the Board of Governors for St. John’s University and a former trustee of Long Island University. Mr. Breslawski is also a Certified Public Accountant.

PAUL BRONS has been a director for seven years (since 2005). Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V. From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983. From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro. Both Organon and Chefaro operated within the Akzo Nobel group. Mr. Brons also currently serves on the Board of Directors (including as Chairman of the audit committee) of Almirall S.A., an international pharmaceutical company, and on the Supervisory Board of IBM Netherlands. In the past, Mr. Brons served as Chairman of the Supervisory Boards of Akzo Nobel Netherlands and Organon BioSciences Netherlands and as a member of the Board of Directors of the European Federation of Pharmaceutical Industry Associations. Mr. Brons brings to the Company’s Board of Directors knowledge of the human and animal health pharmaceutical industry (a segment of our medical and animal health businesses) and his experience with international business operations and relations (which accounted for $3 billion of the Company’s annual sales in 2011). The Board of Directors is also aided by Mr. Brons’ knowledge of European business culture and his strategic focus on European healthcare issues. Mr. Brons was honored in 1996 by Her Majesty the Queen with the decoration of Knight of the Order of Lion of the Kingdom of the Netherlands, the country’s highest civilian order, conferred for his meritorious achievements for Akzo Nobel and other international activities.

DONALD J. KABAT has been a director for 16 years (since 1996). Mr. Kabat was the Chief Financial Officer of Central Park Skaters, Inc. from 1992 to 1995 and the President of D.J.K. Consulting Services, Inc. from 1995 to 2006. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture PLC Ireland), where he practiced a broad array of specialty services including organization, profit improvement, process re-engineering and cost justification studies. With his prior experience as a Certified Public Accountant and partner at a global accounting firm, Mr. Kabat brings to the Company’s Board of Directors strong skills in corporate finance, accounting and risk management. During his consulting career with Andersen Consulting, Mr. Kabat helped launch an entirely new practice specialty called Change Management Services, which focused on human resource management encompassing methods to maintain continuous alignment of strategy, operations, culture and rewards. He was the recipient of the “Bravos” award for outstanding contribution to the Change Management practice. He has made numerous speeches, written articles and contributed chapters to specialized books (e.g., Budgeting: Key to Planning and Control; Management Controls for Professional Firms and The Change Management Handbook.). Mr. Kabat also serves on the boards, and chairs committees, of several not-for-profit organizations.

PHILIP A. LASKAWY has been a director for 10 years (since 2002) and currently serves as our Lead Director. Mr. Laskawy joined the accounting firm of Ernst & Young LLP in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994. Mr. Laskawy currently serves on the Board of Directors of General Motors Corporation (and is Chairman of its audit committee and a member of its finance and risk committee), Lazard Ltd. (and is Chairman of its audit committee), Cap Gemini S.A. (and is a member of its audit committee) and Loews Corporation (and is a member of its audit committee). Mr. Laskawy is also the Non-Executive Chairman of Federal National Mortgage Association (Fannie Mae) (and Chairman of its executive committee). As a Certified Public Accountant with over 50 years of experience, Mr. Laskawy brings to the Company’s Board of

Directors exceptional skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct. Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman of the International Accounting Standards Committee Foundation, which was created by the SEC and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. Mr. Laskawy also serves on the boards of numerous not-for-profit organizations. During the past five years, Mr. Laskawy served on the Board of Directors of The Progressive Corporation and Discover Financial Services.

KARYN MASHIMA has been a director for four years (since 2008). Ms. Mashima, a private consultant, served as the Senior Vice President, Strategy and Technology of Avaya Inc. from 2000 to January 2009. Prior to holding such position at Avaya, Ms. Mashima held similar positions with the Enterprise Communications unit of Lucent Technologies and AT&T from 1994 to 2000. Ms. Mashima was Vice President of Marketing at Proteon Technologies, Inc. from 1992 to 1994 and Vice President of Marketing at Network Equipment Technologies, Inc. from 1990 to 1992. From 1984 to 1990, Ms. Mashima was Product and Marketing Manager at Hewlett-Packard Company. From 1981 to 1984, Ms. Mashima was employed at Xerox Corp., where her last position was Product Manager of Xerox’s Office Systems division. Ms. Mashima brings to the Company’s Board of Directors extensive executive experience with respect to technology strategies, business planning, market assessment, product development and competitive analysis. With technology (including value-added services) being one of the Company’s five key business groups, the Board of Directors values Ms. Mashima’s insight regarding future technological needs of the Company, particularly as the healthcare industry expands into electronic health records. Additionally, Ms. Mashima has extensive experience in mergers and acquisitions and international business operations and relations (which accounted for $3 billion of the Company’s annual sales in 2011). Ms. Mashima is a recognized industry leader, and frequently presents at major industry conferences. She was named a “Woman of Influence for 2005” by NJBiz magazine and to the “First Annual List of Tech Women to Watch” by the executive search firm Christian & Timbers. Ms. Mashima is a member of Women’s Corporate Directors International.

NORMAN S. MATTHEWS has been a director for 10 years (since 2002). Since 1989, Mr. Matthews has worked as an independent consultant and venture capitalist. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the Board of Directors of The Progressive Corporation (and is Chairman of its nominating and governance committee and a member of its compensation committee), Spectrum Brands, Inc. (as Chairman of its nominating and governance committee) and as Chairman of the Board of The Children’s Place Retail Stores, Inc. Mr. Matthews brings to the Company’s Board of Directors extensive experience in strategic marketing and sales with over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and valuable expertise in compensation programs and strategy. Mr. Matthews is director emeritus of Sunoco, Toys ‘R’ Us and Federated Department Stores and a trustee emeritus at the American Museum of Natural History. During the past five years, Mr. Matthews served on the Board of Directors of Finlay Fine Jewelry Corporation and Finlay Enterprises, Inc. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, a business transformation or a turnaround).

MARK E. MLOTEK has been with the Company for 18 years (since 1994), in his current position as our Executive Vice President and Chief Strategic Officer since 2004 and as a director for 17 years (since 1995). He is also a member of our Executive Management Committee. Prior to his current position, Mr. Mlotek was Senior Vice President of Corporate Business Development from 2000 to 2004 and Vice President, General Counsel and Secretary from 1994 to 1999. Prior to joining us, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 to 1994. As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and entrepreneurial spirit. Mr. Mlotek also manages the Company’s important supplier partnership arrangements and strategic planning function.

STEVEN PALADINO has been with the Company for 25 years (since 1987), in his current position as our Executive Vice President and Chief Financial Officer for 12 years (since 2000) and as a director for 20 years (since 1992). He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Paladino was Senior Vice President and Chief Financial Officer from 1993 to 2000, from 1990 to 1992 Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Corporate Controller. Before joining us, Mr. Paladino was employed as a public accountant for seven years, most recently with the international accounting firm of BDO Seidman LLP (now known as BDO USA LLP). Mr. Paladino is a Certified Public Accountant. Mr. Paladino brings to the Company’s Board of Directors extensive financial, accounting and industry expertise. Mr. Paladino’s responsibilities with the Company include the corporate oversight and strategic direction of business units as well as direct responsibility for corporate financial services. These corporate financial services include financial reporting, financial planning, treasury, investor relations, internal audit and taxation. Mr. Paladino also has responsibility for Henry Schein Financial Services which provides financial business solutions to our customers and also works with the corporate business development group on mergers and acquisition activities. Mr. Paladino’s skills in corporate finance and accounting, the depth and breadth of his exposure to complex financial issues and his long-standing relationships with the financial community are valued by the Board of Directors.

BRADLEY T. SHEARES, PH.D has been a director for two years (since 2010). Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health for Merck & Co. from March 2001 until July 2006. As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies. He is also a director of Honeywell International (and is a member of its management development and compensation committee and retirement plan committee) and is a director and Chairman of the compensation committees at both The Progressive Corporation and Covance Inc. As the former Chief Executive Officer of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry (a segment of our medical and animal health businesses), Dr. Sheares brings to the Company’s Board of Directors extensive healthcare knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management and mergers and acquisitions. As a director of numerous other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. During the past five years, Dr. Sheares served on the Board of Directors of IMS Health Incorporated.

LOUIS W. SULLIVAN, M.D. has been a director for nine years (since 2003). Dr. Sullivan is President Emeritus of Morehouse School of Medicine. From 1981 to 1989 and from 1993 to 2002, Dr. Sullivan was President of Morehouse School of Medicine. From 1989 to 1993, Dr. Sullivan served as U.S. Secretary of Health and Human Services. Dr. Sullivan currently serves as Chairman of the Board of Directors of BioSante Pharmaceuticals, Inc. (Chair of its compensation committee and a member of its audit and finance committee and nominating and corporate governance committee) and serves on the Board of Directors of United Therapeutics Corporation (member of its compensation committee, nominating and governance committee and scientific committee) and Emergent BioSolutions Inc (Chair of its compensation committee and a member of its nominating and corporate governance committee). As the Company continues to develop relationships with medical, dental and veterinary universities and seeks to be awarded governmental bids, Dr. Sullivan’s extensive experience in government and governmental relations, in-depth knowledge of healthcare and healthcare policy and an inside view of healthcare in academia is extremely beneficial to the Board of Directors. Dr. Sullivan served as Chair of the President’s Commission on Historically Black Colleges and Universities from 2002-2009, and was Co-chair of the President’s Commission on HIV and AIDS from 2001-2006. Dr. Sullivan is the founding dean of Morehouse School of Medicine, the founding president of the Association of Minority Health Professions Schools and is a member of the boards of numerous charitable organizations. Dr. Sullivan is the recipient of more than 50 honorary degrees. During the past five years, Dr. Sullivan served on the Board of Directors of Inhibitex, Inc.

The affirmative vote of the holders of a plurality of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to approve the proposed nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2011 (“fiscal 2011”), the Board of Directors held six meetings. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Governance Committee and a Strategic Advisory Committee. During fiscal 2011, the Audit Committee held four meetings, the Compensation Committee held nine meetings, the Nominating and Governance Committee held two meetings and the Strategic Advisory Committee held three meetings. During fiscal 2011, each director attended at least 75% of the meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Sheares and Sullivan are “independent,” as defined under Rule 5605(a)(2) of The NASDAQ Stock Market (“NASDAQ”). In determining Ms. Mashima’s independence, the Board of Directors considered her significant other’s employment with the Company’s independent registered public accounting firm. He is a non-audit principal of such firm.

Independent directors, as defined under NASDAQ’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kabat (Chairman), Alperin and Laskawy. All of the members of the Audit Committee are independent directors as defined under NASDAQ’s Rule 5605(a)(2). The Board of Directors has determined that each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the SEC and, as such, each satisfy the requirements of NASDAQ’s Rule 5605(c)(2)(A).

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Additionally, the Audit Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact our financial reporting. The Audit Committee meets at least four times each year and periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions. We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established. The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin (Chairman), Kabat and Matthews. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers or employees may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. Each member of the Compensation Committee is an independent director as defined under NASDAQ’s Rule 5605(a)(2), “non-employee director” as defined under the SEC’s rules and “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may form subcommittees, consisting of members of the Committee, and delegate authority to such subcommittees as it deems appropriate. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners. Pearl Meyer & Partners has also assisted the Compensation Committee with several special projects, including advice on director compensation and the Company’s Long-Term Incentive Program (“LTIP”).

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments Pearl Meyer & Partners also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice of Pearl Meyer & Partners, annually reviews competitive compensation data prepared by Towers Watson, a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Laskawy (Chairman) and Alperin and Dr. Sullivan. The purpose of the Nominating and Governance Committee is to identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors. In addition, the Nominating and Governance Committee reviews and reassesses our corporate governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. All of the members of the Nominating and Governance Committee are independent directors as defined under NASDAQ’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•

the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company; and

•	experience with accounting rules and practices, and corporate governance principles.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Nominating and Governance Committee assesses the effectiveness of its diversity policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then-current needs. The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs.

The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the Board of Director’s performance as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Messrs. Matthews (Chairman), Brons and Laskawy, Ms. Mashima and Drs. Sheares and Sullivan. The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning. All of the members of the Strategic Advisory Committee are independent directors as defined under NASDAQ’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

Board of Directors’ Leadership Structure

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business.

We also believe that strong, independent Board of Director leadership is a critical aspect of effective corporate governance. Accordingly, in March 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines and designated Mr. Laskawy to serve as Lead Director. As specified in our Corporate Governance Guidelines the role and duties of the Lead Director include:

•	presiding at all executive sessions of the independent directors and calling meetings of the independent directors;

•	acting as a liaison among the members of the Board of Directors, Chief Executive Officer and management;

•	coordinating information sent to the Board of Directors;

•	coordinating meeting agendas and schedules for the Board of Directors to assure that there is sufficient time for discussion of all agenda items;

•	conferring with the Chief Executive Officer as appropriate; and

•	being available for consultation with our stockholders as appropriate.

(See “Corporate Governance Guidelines” set forth below.)

We believe that a single leader serving as Chairman and Chief Executive Officer, together with an experienced Lead Director, is the best governance model for our Company and our stockholders.

Our Board of Directors’ committees, each comprised solely of independent directors and each with a separate Chairman, are the Audit, Compensation, Nominating and Governance and Strategic Advisory Committees. The Chairman of the Audit Committee oversees the accounting and financial reporting processes, legal and compliance matters relating to financial reporting and the

Company’s risk management processes. The Chairman of the Compensation Committee oversees the annual performance evaluation of our Chairman/CEO and senior management. The Chairman of the Nominating and Governance Committee monitors matters such as the composition of the Board of Directors and its committees, Board performance and “best practices” in corporate governance and is also responsible for overseeing succession planning. The Chairman of the Strategic Advisory Committee oversees and monitors the implementation of our corporate strategic plan as well as general strategic planning.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe the atmosphere of our Board of Directors is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent Board Chairman would improve the performance of the Board of Directors.

The Board of Directors is responsible for selecting the Chairman/CEO. The Chairman/CEO establishes the agenda for each Board of Directors meeting (in coordination with the Chairman of the Nominating and Governance Committee/Lead Director) and presides at Board of Directors’ and stockholders’ meetings. The Chairman of the Nominating and Governance Committee/Lead Director takes input from the other independent directors when setting the agenda for the independent sessions.

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders. We recognize that different board of directors’ leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure—where our Chief Executive Officer serves as Chairman of the Board of Directors, our Board is comprised of experienced independent directors, including a Lead Director, our Board committees are led by independent directors and our independent directors hold regular meetings in executive session—is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board’s committees (the Audit, the Compensation, the Nominating and Governance and the Strategic Advisory Committees, each of which is made up entirely of independent directors). The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., the Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact the Company’s financial reporting) as well as related to financial accounting and reporting risks. The Compensation Committee focuses primarily on human capital matters such as executive compensation plans and executive agreements. The Nominating and Governance Committee focuses on succession planning, director nomination criteria and candidate identification as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors and executive management. Finally, the Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans.

Additionally, the Company holds periodic Risk Summits, where the Company’s management team discusses a wide range of risks that may impact the Company, including, without limitation, (i) financial accounting/reporting risks including credit and liquidity risks, (ii) legal and regulatory risks, (iii) operational risks, including human capital, supply chain, information/communication systems and security and (iv) market risks, including customer demand and supplier relationships. The Risk Summit is attended by members of the Board of Directors.

The Company’s Executive Management Committee has responsibility to oversee and actively manage material risks to the Company (including, without limitation, strategic, development, business, operational, human, financial and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes. Various members of the management team provide quarterly reports to the Audit Committee on select risk management topics and the Chairman of the Audit Committee reports on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by writing to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Nominating and Governance Committee/Lead Director or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage our Board of Directors’ members to attend the Annual Meeting of Stockholders, and all of our directors standing for election attended the 2011 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) lead director, (vi) committees, (vii) selection of Board of Directors nominees, (viii) orientation and continuing education of directors, (ix) executive sessions of independent directors, (x) management development and succession planning, (xi) Board of Directors’ compensation, (xii) attendance of directors at the Annual Meeting of Stockholders, (xiii) Board of Directors access to management and independent advisors, (xiv) annual evaluation of Board of Directors and committees, (xv) submission of director resignations and (xvi) communicating with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively. Accordingly, directors should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Code of Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions. The Code of Ethics is posted on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption. We intend to disclose on our website any amendment to, or waiver of, a provision of the Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock as of March 16, 2012 by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 31, 2011 (the “Named Executive Officers”) and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Names and Addresses[1]	Number	Percent of Class
Barry J. Alperin[2]	78,827	*
Gerald A. Benjamin[3]	110,757	*
Stanley M. Bergman[4]	1,057,229	1.2%
James P. Breslawski[5]	340,950	*
Paul Brons[6]	41,670	*
Donald J. Kabat[7]	59,766	*
Stanley Komaroff[8]	138,880	*
Philip A. Laskawy[9]	74,789	*
Karyn Mashima[10]	14,035	*
Norman S. Matthews[11]	75,731	*
Mark E. Mlotek[12]	80,808	*
Steven Paladino[13]	214,385	*
Bradley T. Sheares, Ph.D.[14]	740	*
Louis W. Sullivan, M.D.[15]	66,490	*
Generation Investment Management LLP[16]	4,890,531	5.4%
BlackRock, Inc.[17]	6,389,537	7.1%
T. Rowe Price Associates, Inc.[18]	8,113,032	8.9%
Directors and Executive Officers as a Group (19 persons)[19]	2,727,387	3.0%

* Represents less than 1%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 8,388 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 67,075 shares that either are exercisable or will become exercisable within 60 days and (iii) 3,364 shares held in his Non-Employee Director Deferred Compensation Plan account.

3 Represents (i) 26,544 shares owned directly and over which he has sole voting and dispositive power, (ii) 6,100 shares of restricted common stock, (iii) outstanding options to purchase 75,209 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,904 shares held in a 401(k) Plan account.

4 Represents (i) 31,145 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 116,597 shares that either are exercisable or will become exercisable within 60 days, (iii) 4,417 shares held in a 401(k) Plan account, (iv) 894,512 shares over which Marion Bergman, Mr. Bergman’s wife, has shared voting and dispositive power as co-trustee of the Bergman Family 2010 Trust 2, (v) 558 shares owned indirectly by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power and (vi) 10,000 shares over which Mr. Bergman has sole voting and dispositive power as sole trustee of the Edward J. Bergman Trust for the benefit of one of Mr. Bergman’s children.

5 Represents (i) 129,904 shares owned directly and over which he has sole voting and dispositive power, (ii) 7,319 shares of restricted common stock, (iii) outstanding options to purchase 200,257 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,470 shares held in a 401(k) Plan account.

6 Represents (i) 4,595 shares owned directly and over which he has sole voting and dispositive power and (ii) outstanding options to purchase 37,075 shares that either are exercisable or will become exercisable within 60 days.

7 Represents (i) 1,000 shares held indirectly over which Mr. Kabat and his wife are co-trustees for the benefit of his wife and over which Mr. Kabat has shared voting and dispositive power, (ii) outstanding options to purchase 57,075 shares that either are exercisable or will become exercisable within 60 days and (iii) 1,691 shares held in his Non-Employee Director Deferred Compensation Plan account.

8 Represents (i) 24,779 shares owned directly and over which he has sole voting and dispositive power, (ii) 6,100 shares of restricted common stock, (iii) outstanding options to purchase 107,609 shares that either are exercisable or will become exercisable within 60 days and (iv) 392 shares held in a 401(k) Plan account.

9 Represents (i) 5,851 shares owned directly and over which he has sole voting and dispositive power, (ii) 4,000 shares owned indirectly by Mr. Laskawy’s wife over which he has shared voting and dispositive power, (iii) outstanding options to purchase 52,075 shares that either are exercisable or will become exercisable within 60 days and (iv) 12,863 shares held in his Non-Employee Director Deferred Compensation Plan account.

10 Represents (i) 550 shares owned directly and over which she has sole voting and dispositive power, (ii) 2,003 shares of restricted common stock, (iii) outstanding options to purchase 8,987 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,495 shares held in her Non-Employee Director Deferred Compensation Plan account.

11 Represents (i) 15,651 shares owned directly and over which he has sole voting and dispositive power, (ii) 9,400 shares owned indirectly by Mr. Matthews’ wife, Peter Banks and Harold Tanner as trustees of a trust for the benefit of Mr. Matthews’ wife over which he has shared voting and dispositive power, (iii) outstanding options to purchase 37,075 shares that either are exercisable or will become exercisable within 60 days and (iv) 13,605 shares held in his Non-Employee Director Deferred Compensation Plan account.

12 Represents (i) 24,691 shares owned directly and over which he has sole voting and dispositive power, (ii) 6,100 shares of restricted common stock, (iii) 800 shares owned indirectly by Mr. Mlotek’s children over which he has shared voting and dispositive power, (iv) outstanding options to purchase 47,161 shares that either are exercisable or will become exercisable within 60 days and (v) 2,056 shares held in a 401(k) Plan account.

13 Represents (i) 37,519 shares owned directly and over which he has sole voting and dispositive power, (ii) 6,100 shares of restricted common stock, (iii) outstanding options to purchase 167,409 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,357 shares held in a 401(k) Plan account.

14 Represents 740 shares owned directly and over which he has sole voting and dispositive power.

15 Represents (i) 6,351 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 52,075 shares that either are exercisable or will become exercisable within 60 days and (iii) 8,064 shares held in his Non-Employee Director Deferred Compensation Plan account.

16 The principal office of Generation Investment Management LLP is One Vine Street, London, United Kingdom W1J OAH. The foregoing information regarding the stock holdings of Generation Investment Management LLP is based on an amended Schedule 13G filed by Generation Investment Management LLP with the SEC on February 14, 2012.

17 The principal office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The foregoing information regarding the stock holdings of BlackRock, Inc. is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 13, 2012.

18 The principal office of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on an amended Schedule 13G filed by Price Associates with the SEC on February 8, 2012.

19 Includes (i) with respect to all directors and Named Executive Officers, (a) 1,270,700 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 58,678 shares held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (c) outstanding options to purchase 1,025,679 shares that either are exercisable or will become exercisable within 60 days and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 122,799 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 7,802 shares held in 401(k) Plan accounts and (c) outstanding options to purchase 241,729 shares that either are exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2011 the executive officers and directors of the Company timely complied with all applicable filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s compensation program consists of four main components: (i) a fixed base salary; (ii) an annual incentive compensation opportunity; (iii) equity-based awards and (iv) other benefits and perquisites. A major portion of total compensation is based on annual and long-term performance-based awards. In 2011, the sum of restricted stock unit awards, annual incentive compensation (under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table) and bonus, if any, represented between 70% and 73% of total compensation for the Named Executive Officers (other than the Chief Executive Officer) and 86% of total compensation for the Chief Executive Officer. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

In fiscal 2011, the Company had record net sales of $8.5 billion (an increase of 13.3% compared with fiscal 2010) and growth in diluted EPS of 13.8% compared with fiscal 2010.

•

Base Salary. In light of the then current economic conditions, the Named Executive Officers had a salary freeze for the period of March 2008 to March 2011. In 2011, based on the Company’s performance and competitive market data with respect to base salary pay practices, the Company increased the base salaries for the Named Executive Officers by a weighted average of 2.4%.

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Annual Incentive Compensation. The components of the Company’s annual incentive compensation (i.e., PIP (as defined below) bonus) which are set by the Compensation Committee annually, are designed to reward the achievement of pre-established corporate, business unit and individual performance goals.

•

The Company did not increase the target amount for the PIP bonuses to employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, in 2009 or 2010. In 2011, based on the Company’s performance and competitive market data with respect to bonus pay practices, the Company increased the target amount for the 2011 PIP bonuses for the Named Executive Officers by a weighted average of 12.4%.

•

In addition, given the Company’s strong team-based approach, the Company’s general philosophy regarding executive compensation and the then current market conditions, for the last four years, the Compensation Committee has considered and accepted Mr. Bergman’s request that it reduce his earned annual incentive compensation (i.e., bonus) by $202,048 for fiscal 2011, $99,816 for the fiscal year ended December 25, 2010 (“fiscal 2010”), $755,638 for the fiscal year ended December 26, 2009 (“fiscal 2009”) and $260,528 for the fiscal year ended December 27, 2008 (“fiscal 2008”). The decision to adjust the amount payable to Mr. Bergman is not a reflection on his performance, but instead reflects the strong team-based philosophy of management.

•

Equity-Based Awards. The Company allocates equity-based awards solely in the form of restricted stock/units that cliff vest at the end of four years for time-based awards and three years for performance-based awards.

•

Named Executive Officers receive 65% of their equity-based awards in the form of performance-based restricted stock/units and 35% of their awards in the form of time-based restricted stock/units, except for Mr. Bergman who receives 100% of his equity-based awards in the form of performance-based restricted stock/units.

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Awards of performance-based restricted stock/units granted to participants, including the Named Executive Officers, are tied to growth of the Company’s earnings per share. Therefore, when the Company successfully achieves its target diluted earnings per share (“EPS”), participants, including the Named Executive Officers, are paid at target levels. When the Company’s performance exceeds the target EPS, participants, including the Named Executive Officers, receive additional shares with respect to their awards of restricted stock/units. When the Company’s performance does not meet the target EPS, shares paid to participants, including the Named Executive Officers, are reduced. Specifically, the Compensation Committee determined that the payout of shares for the restricted stock/units vesting on March 3, 2011 was 34% of the total number of shares underlying the awards based on achievement of the Company’s target performance EPS goal set in March 2008 and the payout of shares for the restricted stock/units vesting on March 9, 2012 was 214% of the total number of shares underlying the awards based on achievement of the Company’s target performance EPS goal set in March 2009.

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In March 2011, after (i) taking into account the 20% reduction in the value of equity-based awards granted in 2009 compared to 2008 levels and no increase in the value of such awards in 2010 and (ii) reviewing comparative peer market data with Pearl Meyer & Partners, its independent compensation consultant, with respect to equity-based awards, the Compensation Committee increased the value of the 2011 restricted stock/units awards for the executive officers (as compared to the value of such executive officers’ 2010 restricted stock/units awards) to more closely align with the median of the competitive market.

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Elimination of Tax Gross-Ups. In 2011, the Company entered into an amended and restated employment agreement with its Chief Executive Officer, Mr. Bergman, effective December 31, 2011 (the date the prior agreement expired) which eliminated the tax gross-up for health benefits and for golden parachute excise taxes under Internal Revenue Code Section 4999. Additionally, effective as of January 1, 2012, the Company entered into an amendment to certain Amended and Restated Change in Control Agreements, including those between the Company and Messrs. Breslawski, Paladino, Komaroff and Mlotek. The amendment provided for the elimination of a tax gross-up for health benefits and for golden parachute excise taxes under Internal Revenue Code Section 4999. (See “Employment Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.) As of January 1, 2012, the Company does not provide any tax gross-ups to our Named Executive Officers.

•	Other Benefits and Perquisites. The Company provides a modest program commensurate with competitive practices that is generally consistent with the benefits provided to other employees.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long term value for stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance, promotes appropriate conduct, and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends, in significant measure, on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2011 the sum of restricted stock unit awards, annual incentive compensation (under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table) and bonus, if any, represented between 70% and 73% of the total compensation for the Named Executive Officers (other than the Chief Executive Officer) and 86% of total compensation for the Chief Executive Officer. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. (See “Pay Levels and Benchmarking” set forth below.)

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to restricted stock, restricted stock unit and option awards reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

When considering decisions concerning the compensation of our executive officers, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Bergman’s recommendations, including his detailed evaluation of each executive’s performance.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer & Partners, an independent compensation consultant. During 2011, Pearl Meyer & Partners advised the Compensation Committee with respect to certain executive compensation matters, including assisting it in its review and determination of the peer group used for benchmarking compensation and in its amendment and restatement of Mr. Bergman’s employment agreement, the grant of restricted stock units to Mr. Bergman and the amendment to certain Amended and Restated Change in Control Agreements, including those between the Company and Messrs. Breslawski, Paladino, Komaroff and Mlotek. Pearl Meyer & Partners performs no services for the Company or the Company’s management.

The Role of Say-on-Pay Votes of Our Stockholders

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s annual meeting of stockholders held on May 18, 2011, 88.5% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflects our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2011, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation program based on stockholder feedback. The Company did, however, reach agreement with the Named Executive Officers to eliminate their tax gross-ups for health benefits and for golden parachute excise taxes under Internal Revenue Code Section 4999. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Compensation Structure

Pay Elements – Overview

The Company utilizes four main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation – variable pay that is designed to reward attainment of annual business goals, with target award goals generally expressed as a percentage of base salary;

•	Equity-Based Awards – stock-based awards including restricted stock/units; and

•	Other Benefits and Perquisites – includes medical, dental and life insurance benefits, retirement savings, car allowances and, in the case of Mr. Bergman, certain additional services.

Pay Elements – Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments, as warranted, based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March). In light of the then current economic conditions, the Named Executive Officers had a salary freeze for the period of March 2008 to March 2011. In 2011, based on the Company’s performance and competitive market data with respect to base salary pay practices, the Company increased the base salaries for the Named Executive Officers by a weighted average of 2.4%.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is paid under the Performance Incentive Plan (“PIP”) for such year. The components of the PIP are designed to reward the achievement of pre-established corporate, business unit and individual performance goals. At the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval, and determines such goals and target payout for participants who are not executive officers.

PIP targets and goals for 2011 for the Named Executive Officers were established at the beginning of 2011. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2011 PIP were based on (i) the Company’s 2011 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2011 PIP (the “2011 EPS Target”), (ii) achievement of financial goals in their respective business units (“Business Financial Goals”) and (iii) achievement of individual objectives (“Individual Performance Goals”).

In 2009 and 2010, in light of the then current economic conditions, the target amount for the PIP bonuses to employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, were held at 2008 levels. In 2011, based on the Company’s performance and competitive market data with respect to bonus pay practices, the Company increased the target amount for the PIP bonuses for the Named Executive Officers by a weighted average of 12.4%.

The weight (as a percentage of the PIP target payout) for each component of the PIP awards for Messrs. Breslawski, Paladino, Komaroff and Mlotek are as follows:

•	Mr. Breslawski: Business Financial Goals of 55%; 2011 EPS Target of 30% and Individual Performance Goals of 15%;

•	Mr. Paladino: Business Financial Goals of 20%; 2011 EPS Target of 60% and Individual Performance Goals of 20%;

•	Mr. Komaroff: Business Financial Goals of 10%; 2011 EPS Target of 50% and Individual Performance Goals of 40%; and

•	Mr. Mlotek: Business Financial Goals of 35%; 2011 EPS Target of 40% and Individual Performance Goals of 25%.

Business Financial Goals and Individual Performance Goals vary for each Named Executive Officer as the goals reflect each executive’s specific role and function. Financial measures included in such goals are calculated based on generally accepted accounting principles and adjusted in a manner similar to adjustments made to the Company’s EPS as described below. For each Named Executive Officer (other than the Chief Executive Officer whose annual incentive compensation is described below), the Business Financial Goals and Individual Performance Goals are as follows:

Mr. Breslawski:

•

Business Financial Goals (55%). This goal measures actual achievement against target of pre-tax income after capital charge attributable to certain business units for which Mr. Breslawski is responsible.

•

Individual Performance Goals (15%). The key individual goals relate to: (i) implementing strategies to maximize gross profit and reduce expenses in responsible business units; (ii) utilizing technology in marketing and sales initiatives; (iii) launching strategic pricing initiatives and new technology offerings; (iv) implementing policies and procedures to advance business efficiencies including allocation of resources and (v) overseeing vendor relations, human resources initiatives and internal organizational design.

Mr. Paladino:

•

Business Financial Goals (20%). These goals measure actual achievement against target of net income attributable to the Company’s financial services group and of expense budgets for the Company’s corporate finance group.

•

Individual Performance Goals (20%). The key individual goals relate to tax planning, capital resource efficiencies, mergers and acquisitions, internal controls, leadership oversight and oversight for budget processes, investor relations, financial services group key priorities and financial guidance on long-term equity compensation.

Mr. Komaroff:

•	Business Financial Goals (10%). These goals measure actual achievement of targeted expense budgets for the Company’s legal department and compliance and regulatory department.

•	Individual Performance Goals (40%). The key individual goals relate to leadership of legal, regulatory, business development and corporate leadership matters and joint venture relationships.

Mr. Mlotek:

•

Business Financial Goals (35%). These goals are tied to three key areas that measure actual achievement against target of: (i) modeled pre-tax income from exclusive product arrangements; (ii) return on investment and net income, in each case, following certain periods following acquisitions and (iii) business development department expense.

•

Individual Performance Goals (25%). The key individual goals relate to strategic planning, vendor relations, integrating acquired businesses, advancing business development projects, best practices (including team development, integration, and hiring) and launching and completing key corporate priorities and initiatives.

In March 2011, the Compensation Committee set the 2011 EPS Target at $3.95, representing the target goal designed to result in a PIP award payout equal to 100%. Pursuant to the 2011 PIP, the Compensation Committee may (i) adjust the PIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2011 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items resulting from unforeseen events or facts and circumstances outside the Company’s control and may take into account the quality of earnings and/or circumstances of achievement when determining awards. Also, the Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals). In addition, the Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may grant discretionary awards. To account for the impact of acquisitions and certain capital transactions that occurred in 2011, the Compensation Committee decreased the 2011 EPS Target from $3.95 to $3.94. Our 2011 EPS from continuing operations was $3.97, which resulted in a payout of 136.8% of the EPS Target portion of the PIP award based on a pre-established weighted formula set by the Compensation Committee under the 2011 PIP.

The Compensation Committee believes that the Business Financial Goals and Individual Performance Goals are designed to motivate management to achieve challenging, but attainable goals for talented executives. The Compensation Committee sets the targets for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goals or Individual Performance Goals are not fully achieved and greater-than-median awards when goals are exceeded. The maximum payout percentage under the PIP for all employees (including the Named Executive Officers) is 200% for the EPS Target and the Business Financial Goals and 115% for the Individual Performance Goals.

During the first quarter of 2012, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP awards for the participating officers to the Compensation Committee for approval.

PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” Messrs. Breslawski and Mlotek were paid additional discretionary annual bonuses in fiscal 2011. (See Summary Compensation Table in the column captioned “Bonus.”)

Mr. Bergman’s annual incentive compensation has two components: (i) pre-established performance goals set under the Company’s Section 162(m) Cash Bonus Plan and (ii) pre-established performance goals set under the PIP. Mr. Bergman’s 2011 award under the Section 162(m) Cash Bonus Plan was based on the Company’s 2011 EPS Target (weighted at 75% of his total award under both plans) and the average performance of the Company’s other executive officers with respect to their Business Financial Goals (weighted at 12 1/2% of his total award under both plans). Mr. Bergman’s 2011 award under the PIP was based on the average performance for Individual Performance Goals of the Company’s other executive officers (weighted at 12 1/2% of his total award under both plans).

The Compensation Committee determined that Mr. Bergman was eligible for a bonus under the Company’s Section 162(m) Cash Bonus Plan equal to $2,229,825 with respect to 2011 performance. In making its bonus determination, the Compensation Committee certified the achievement of the 2011 performance goals that were set in March 2011 and evaluated the Company’s 2011 EPS Target (as adjusted) and the average bonuses earned by the Company’s executive officers (including the Named Executive Officers) that related to the achievement of their objective Business Financial Goals as compared to their target bonus opportunities.

The Compensation Committee also determined that Mr. Bergman was eligible for a bonus under the 2011 PIP equal to $261,056 with respect to 2011 performance. In making such bonus determination, the Compensation Committee certified the achievement level of the average actual bonuses earned by the Company’s executive officers (including the Named Executive Officers) that relate to their objective Individual Performance Goals as compared to their target bonus goals. Such bonus was awarded based on the Company’s strong team-based approach and to further motivate Mr. Bergman to facilitate the individual performance of the Company’s executive officers.

Such achievements, under both the Section 162(m) Cash Bonus Plan and the 2011 PIP, generated a total bonus amount of $2,490,881. However, given the Company’s strong team-based approach, the Company’s general philosophy regarding executive compensation, Mr. Bergman suggested to the Compensation Committee that in determining his 2012 bonus it should consider reducing his bonus to be less than or equal to the average of the percentage received by the other executive officers compared with their target 2011 PIP bonuses. The Compensation Committee considered and accepted Mr. Bergman’s proposal and reduced Mr. Bergman’s 2011 bonus to $2,288,833. The decision to adjust the amount payable to Mr. Bergman is not a reflection on his performance, but instead reflects the strong team-based philosophy of management.

Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Beginning March 2009, equity-based awards were granted solely in the form of restricted stock/units. In 2006, 2007 and 2008, the Compensation Committee granted equity incentives with a mix of 50% options and 50% restricted stock/units. The stated percentages were based on value, with values for options being based on the Black-Scholes option pricing model. Prior to 2006, the Compensation Committee granted equity incentives solely in the form of options. For all option awards, the exercise price has always been the grant date closing market price per share and a time-based vesting schedule has been generally used, vesting in four equal annual installments beginning on the first anniversary of the grant date, provided that no termination of service had occurred.

The current method of allocating the equity-based awards solely to restricted stock/units is designed to use fewer shares while continuing to provide long-term incentives with a strong retention component to participants. Performance-based restricted stock/units vest 100% on the third anniversary of the grant date (three year cliff vesting) and time-based restricted stock/units vest 100% on the fourth anniversary of the grant date (four year cliff vesting), in each case provided that no termination of service had occurred. For all participants, other than executive officers, the restricted stock/units are allocated as 50% performance-based awards and 50% time-based awards. Mr. Bergman receives his awards of restricted stock/units as 100% performance-based awards. Executive officers (other than Mr. Bergman) receive 65% of their awards in the form of performance-based restricted stock/units and 35% of their awards in the form of time-based restricted stock/units. All grants are issued on the date they are approved by the Compensation Committee, except with respect to new hires and with respect to the grant of restricted stock units offered to Mr. Bergman in connection with the amendment and restatement of his employment agreement (which became effective on a date subsequent to the offer, i.e., November 15, 2011). In the case of new hires, grants are approved by the Compensation Committee with an effective grant date on the last business day of the fiscal quarter in which such grant was approved. In the case of the restricted stock units offered to Mr. Bergman, the grant was approved by the Compensation Committee with an effective grant date of November 15, 2011.

Awards of restricted stock/units granted to the Named Executive Officers use performance-based vesting and vest at the end of three years if certain Company performance goals are met, provided that no termination of service has occurred. Performance goals are tied solely to growth of the Company’s EPS. At the time the goal is set, it is substantially uncertain that the goal will be achieved. Prior to 2009, these performance goals were based on the Company’s long-term earnings growth objectives of earnings per share growth in the mid-teens (as a percentage) per year. For awards of performance-based restricted stock/units granted from March 2009 through March 2012, we continue to tie the performance goals solely to the Company’s EPS but at lower growth rates to reflect economic conditions. On March 3, 2011, the performance-based restricted stock/units granted under the 2008 LTIP vested with an achievement of 94% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 34% of the original number of shares/units underlying the award granted and not otherwise forfeited. The three-year cumulative EPS target for the performance-based restrictive stock/units granted under the 2008 LTIP was $10.30 (as adjusted) and the actual three-year cumulative EPS was $9.68 (as adjusted). On March 9, 2012, the performance-based restricted stock/units granted under the 2009 LTIP vested with an achievement of 110% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 214% of the original number of shares/units underlying the award granted and not otherwise forfeited. The three-year cumulative EPS target for the performance-based restrictive stock/units granted under the 2009 LTIP was $9.81(as adjusted) and the actual three-year cumulative EPS was $10.76 (as adjusted).

These target and actual EPS amounts reflect the adjustments described below. Pursuant to the LTIP, the Compensation Committee is required to (i) adjust the LTIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or in applicable law or regulations and (iii) adjust the EPS target for items of gain, loss or expense that are related to extraordinary, special, unusual or non-recurring items, events or circumstances affecting the Company. To account for the impact of acquisitions, accounting changes and certain capital transactions that occurred in 2011, the Compensation Committee decreased the three year EPS goal for the performance-based restricted stock granted in 2009 by 0.1%, and increased the three year EPS goal for the performance-based restricted stock granted in granted in 2010 by 0.1% and granted in 2011 by 0.3%, respectively.

In March 2009, in light of economic conditions, the Compensation Committee reduced the value of the equity-based awards for all participants receiving grants under the 1994 Stock Incentive Plan, including the Named Executive Officers, by 20%, compared with the value of the equity-based awards given to such individuals in fiscal 2008, and in March 2010, the Compensation Committee determined that the value of such equity-based awards would remain consistent in value for the Named Executive Officers compared to the 2009 awards. For LTIP awards of performance-based restricted stock granted on or after March 1, 2010, the Compensation Committee set the maximum payout at 200%. Furthermore, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting. (See “Pay Levels and Benchmarking” set forth below.)

In March 2011, after reviewing comparative market data regarding equity-based awards with Pearl Meyer & Partners, the Compensation Committee’s independent compensation consultant, and based on the selected peer group, the Compensation Committee increased the value of the 2011 LTIP restricted stock/units awards for the executive officers (as compared to the value of such executive officers’ 2010 LTIP restricted stock/units awards) to more closely align with the median of the competitive market. (See “Pay Levels and Benchmarking” set forth below.) On March 9, 2011, Mr. Bergman was granted 28,797 performance-based restricted stock units (three year cliff vesting) with a grant date fair value of $2,000,000. Mr. Breslawski was granted 13,678 restricted stock units on March 9, 2011, (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $950,000. Each of Messrs. Paladino, Komaroff and Mlotek was granted 12,239 restricted stock units on March 9, 2011 (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $850,000. Each such grant was made under the Company’s 1994 Stock Incentive Plan. Additionally, in connection with the Company entering into an amended and restated employment agreement with Mr. Bergman, which extended his employment term for an additional five years, on November 15, 2011, the Company granted Mr. Bergman 75,688 performance-based restricted stock units (cliff vesting on December 31, 2016, subject to the Company’s attainment of a specified cumulative 5 year adjusted EPS performance target and Mr. Bergman’s continued employment through such date) with a grant date fair value of $5,000,000.

On March 2, 2012, Mr. Bergman was granted 30,771 performance-based restricted stock units (three year cliff vesting) with a grant date fair value of $2,250,000. Mr. Breslawski was granted 17,095 restricted stock units on March 2, 2012, (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $1,250,000. Mr. Paladino was granted 16,411 restricted stock units on March 2, 2012 (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $1,200,000. Each of Messrs. Komaroff and Mlotek was granted 15,043 restricted stock units on March 2, 2012 (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $1,100,000. Each such grant was made under the Company’s 1994 Stock Incentive Plan.

Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, automobile allowances and life insurance coverage. The Company also maintains a deferred compensation plan (the “Deferred Compensation Plan”) for the benefit of the Named Executive Officers. The Company does not make any contributions to the Deferred Compensation Plan and all amounts outstanding under the Deferred Compensation Plan consist solely of participant contributions. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance.

A portion of the administrative services provided to Mr. Bergman have been determined to be non-business related and such portion is included in his taxable income as additional compensation. The administrative services include clerical and secretarial assistance designed primarily to minimize the amount of time Mr. Bergman devotes to administrative matters other than Company business, to provide opportunities for Mr. Bergman to undertake, among other things, philanthropic causes, social responsibility activities and non-business-related leadership roles. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

From time to time, the Company utilizes chartered aircraft to efficiently optimize management’s time for business travel. If seating is available, the Company permits an executive’s spouse or other family members to accompany the executive on the flight. If the aircraft is used for personal purposes, the value of aircraft usage is imputed to the executive as income.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP and the Section 162(m) Cash Bonus Plan) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (performance-based annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things size by market capitalization, revenue and number of employees. Based on such analysis, the Compensation Committee determined the peer group of companies for fiscal 2011 to be AmerisourceBergen Corporation, Dentsply International Inc., MSC Industrial Direct Co., Inc., MWI Veterinary Supply, Inc., Omnicare, Inc., Owens & Minor, Inc., Patterson Companies, Inc., PSS World Medical, Inc. and W.W. Grainger, Inc. At management’s direction, Towers Watson, a professional services/human resources consulting company, prepares the peer group analysis and comparative data for companies with revenues between $6 billion and $10 billion for the Company. This information is shared with the Compensation Committee and the Compensation Committee reviews such information with its independent compensation consultant, Pearl Meyers & Partners.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary, target annual incentive compensation and equity-based compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. To that end, we have employment agreements with Mr. Bergman and Mr. Komaroff and we have had change in control agreements with the Named Executive Officers, other than Mr. Bergman, since 2003, which were recently amended to, among other things, eliminate the gross-up for excise taxes imposed by Section 4999 of the Code. These agreements provide for certain payments to be made upon termination of employment under certain circumstances, including if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control of the Company. (See “Employment Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.)

Stock Ownership Policy

The Company believes that, to align the interests of the executive officers and directors of the Company with the stockholders of the Company, the executive officers and directors of the Company should have a financial stake in the Company. The Board of Directors adopted a policy requiring each executive officer to own equity in the Company equal to a minimum of three times such executive officer’s annual base salary. Newly appointed executive officers will have five years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such executive officer’s annual base salary must be owned by such executive officer in the form of shares of common stock. The Stock Ownership Policy for non-employee directors of the Company is set forth under “Executive and Director Compensation-Director Compensation for Fiscal 2011-Stock Ownership Policy.”

Further, as a guideline, executive officers may only sell up to one-half of the equity value above the ownership requirement.

The Company also prohibits hedging or other derivative transactions by its executive officers.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) Accounting Standards

Codification (ASC) Topic 718, grants of options, restricted stock/units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock/units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares/units granted. For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. Although the Company has begun to utilize restricted stock/units, the Compensation Committee is mindful of the fact that, with respect to options, the accounting charge is not reversible should the option expire with an exercise price less than the market price. Additionally, the Compensation Committee may grant compensation that does not constitute performance-based compensation under Section 162(m) of the Code if it considers it appropriate and in the best interest of the Company. Grants under the Company’s Section 162(m) Cash Bonus Plan, option grants and awards of performance-based restricted stock/units are generally intended to be performance-based under Section 162(m) of the Code; although grants under the PIP are tied to the Company’s performance, these are not intended to meet the requirements under Section 162(m) of the Code.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain Named Executive Officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans, however, the Compensation Committee reserves the right to make adjustments that may result in the payment of non-deductible compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat
Norman S. Matthews

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 16, 2012 are:

Name	Age	Position
Gerald A. Benjamin	59	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	62	Chairman, Chief Executive Officer, Director
James P. Breslawski	58	President, Chief Operating Officer, Director
Leonard A. David	63	Senior Vice President, Chief Compliance Officer
James Harding	56	Senior Vice President, Corporate Chief Technology Officer
Stanley Komaroff	76	Senior Advisor
Mark E. Mlotek	56	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	54	Executive Vice President, Chief Financial Officer, Director
Michael Racioppi	57	Senior Vice President, Chief Merchandising Officer
Lonnie Shoff	53	President, Global Healthcare Specialties
Michael Zack	59	President, International Group

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1 – Election of Directors” set forth above. Biographies for our other executive officers are:

LEONARD A. DAVID has been with the Company for 22 years (since 1990), and in his current position as Senior Vice President and Chief Compliance Officer since 2006. He is also a member of our Executive Management Committee. Mr. David joined the Company as General Counsel and subsequently held the position of head of Human Resources, Regulatory Affairs and Security. As Chief Compliance Officer, Mr. David manages the Regulatory Affairs and Security Groups and leads the global compliance function, focusing on corporate integrity, governance and business ethics. In this role, Mr. David interacts closely with virtually every infrastructure and business division within the Company. Prior to joining us, Mr. David was a practicing attorney in New York and New Jersey specializing in corporate and commercial law. His perspective on compliance and regulatory matters is particularly informed by his own and the Company’s concern with global healthcare.

JAMES HARDING has been with the Company for 12 years (since 2000), and in his current position as Senior Vice President and Corporate Chief Technology Officer since 2005. He is also a member of our Executive Management Committee. Mr. Harding is responsible for ensuring that information technology remains a competitive advantage for the Company, internally and externally. In this capacity, Mr. Harding leads our Technology Group. Mr. Harding was formerly Chief Information Officer at Olsten Corporation, a leading healthcare and staffing services company. Prior to Olsten, Mr. Harding worked for 20 years at Mobil Oil Corporation in various capacities including Chief Information Officer of the America’s Marketing & Refining Division and Director of Global IT Architecture.

STANLEY KOMAROFF has been with the Company for nine years (since 2003) as Senior Advisor and a member of our Executive Management Committee, concentrating in business development and acquisitions, international matters, and legal and regulatory affairs. Prior to joining the Company, Mr. Komaroff served as an advisor on legal and board-related issues and provides a wealth of experience in the corporate, commercial and healthcare worlds. Mr. Komaroff was formerly the Chairman of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, and he led the firm through a period of significant growth. Prior to being elected as Chairman of the firm, Mr. Komaroff was the Chair of its Corporate Department. As a general corporate and securities lawyer, Mr. Komaroff has extensive experience in mergers and acquisitions and international transactions. Mr. Komaroff has been active in civic and philanthropic matters. Mr. Komaroff serves on the Board of Directors of Overseas Shipholding Group, Inc. and the Westhampton Beach Performing Arts Center. For more than 10 years, Mr. Komaroff was a member of the New York State Hospital Review and Planning Council, having received multiple gubernatorial appointments to this position. Mr. Komaroff is a member of the Board of Directors of Continuum Health Partners, one of the largest consortiums of hospitals and healthcare facilities in the New York metropolitan area, and a director of its constituent hospitals, Beth Israel Medical Center and St. Luke’s-Roosevelt Hospital Center. Mr. Komaroff is also a former Board member of The Edmond de Rothschild Foundation. At Mayor Bloomberg’s recommendation, Mr. Komaroff served on the Board of Directors of the New York City Economic Development Corporation from 2006 to 2009.

MICHAEL RACIOPPI has been with the Company for 20 years (since 1992), and in his current position as Senior Vice President, Chief Merchandising Officer since 2008. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Racioppi served as President of the Medical Group since 2000 and was Vice President of the Company since 1994, with primary responsibility for the Medical Group, Marketing and Merchandising departments. Mr. Racioppi served as Vice President and as Senior Director, Corporate Merchandising from 1992 to 1994. He currently serves on the board of National Distribution and Contracting and he previously served on the board of the Healthcare Distribution Management Association. Before joining the Company, he was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

LONNIE SHOFF has been President of our Global Healthcare Specialties Group since September 2009, and also is a member of our Executive Management Committee. In this position, Ms. Shoff directs our Global Dental Specialties business; Global Exclusive Brands; North American animal health business; North American and international dental handpiece repair businesses; and a growing portfolio of joint ventures. Prior to joining us, Ms. Shoff was with Roche Diagnostics, where she held a series of positions of increasing responsibility in the United States and Switzerland over the past 20 years, focusing on applied science, molecular diagnostics, global business development, and marketing and business management. Most recently, Ms. Shoff served as Senior Vice President and General Manager, Applied Science, leading the U.S. commercial operations for this $350 million group. Ms. Shoff has managed the life cycles of more than 2,500 products, launched several novel technologies, and nurtured ventures from seed funding through product launch. While at Roche Diagnostics, Ms. Shoff also built a Global Internal Venturing Program, which the London School of Business praised in its book, Inventuring: Why Big Companies Must Think Small.

MICHAEL ZACK has been responsible for our International Group for 23 years, since 1989 when he joined the Company, and currently holds the position of President of the International Group. He is also a member of our Executive Management Committee. Under his leadership, the International Group has grown to include operations in 23 countries outside of North America, with sales of $3 billion in 2011, representing 35% of total Company sales. Before joining the Company, Mr. Zack was employed by Polymer Technology (a subsidiary of Bausch & Lomb) as Vice President of International Operations from 1984 to 1989. Prior to this, Mr. Zack was employed by Gruenenthal GmbH, a German pharmaceutical company, as Manager of International subsidiaries from 1975 to 1984. As part of his various foreign assignments at Gruenenthal, Mr. Zack worked and lived in Tehran, Iran; Quito, Ecuador; Lima, Peru; Madrid, Spain; and Bogotá, Colombia, before being transferred to Boston, Massachusetts. Mr. Zack is the representative of the Dental Trade Alliance to International Dental Manufacturers and is fluent in six languages.

Summary Compensation Table for Fiscal 2011, Fiscal 2010 and Fiscal 2009

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)		Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)		Total ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2011	$1,173,077	$0	$7,000,000	[6]	$0	$2,288,833	$0	$375,296	[7]	$10,837,206
	2010	$1,150,000	$0	$960,000		$0	$1,791,000	$0	$292,676	[8]	$4,193,676
	2009	$1,150,000	$0	$960,000		$0	$1,900,000	$0	$258,925	[9]	$4,268,925
James P. Breslawski President and Chief Operating Officer	2011	$611,539	$29,140	$950,000		$0	$570,860	$0	$69,400	[10]	$2,230,939
	2010	$600,000	$31,250	$720,000		$0	$469,500	$0	$74,126	[11]	$1,894,876
	2009	$600,000	$0	$720,000		$0	$562,713	$0	$65,755	[12]	$1,948,468
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2011	$482,692	$0	$850,000		$0	$607,463	$0	$56,810	[10]	$1,996,965
	2010	$475,000	$25,000	$600,000		$0	$432,320	$0	$56,686	[11]	$1,589,006
	2009	$475,000	$0	$600,000		$0	$605,340	$0	$53,647	[12]	$1,733,987
Stanley Komaroff Senior Advisor	2011	$482,692	$0	$850,000		$0	$539,948	$0	$77,731	[10]	$1,950,371
	2010	$475,000	$0	$600,000		$0	$451,540	$0	$80,901	[11]	$1,607,441
	2009	$475,000	$0	$600,000		$0	$566,520	$0	$66,724	[12]	$1,708,244
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	2011	$482,692	$44,326	$850,000		$0	$510,674	$0	$59,090	[1] [0]	$1,946,782
	2010	$475,000	$25,000	$600,000		$0	$438,036	$0	$58,966	[11]	$1,597,002
	2009	$475,000	$0	$600,000		$0	$534,775	$0	$53,641	[12]	$1,663,416

1 Represents additional annual incentive compensation (i.e., bonus) that was awarded at the discretion of the Compensation Committee.

2 Represents restricted stock awards units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 15, 2012. The maximum payout percentage for the March 3, 2011 LTIP awards of performance-based restricted stock units is 200% (for Mr. Bergman such amount equals $4,000,000, for Mr. Breslawski such amount equals $1,235,000 and for Messrs., Paladino, Komaroff and Mlotek such amount equals $1,105,000). The additional award of performance-based restricted stock granted to Mr. Bergman in connection with the five-year renewal of his employment agreement has a maximum payout of 100%.

3 Represents options valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon exercise.

4 Represents annual incentive compensation (i.e., bonus) paid under the PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan and the PIP. See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

5 Represents the above-market or preferential portion of the change in value of the executive officer’s account under our SERP Plan and our Deferred Compensation Plan. See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under Compensation Discussion & Analysis for a description of our SERP and our Deferred Compensation Plan.

6 Includes a performance-based restricted stock unit award with a grant date fair value of $2,000,000 granted on March 9, 2011 in connection with the Company’s annual equity grant under its LTIP. Also includes a performance-based restricted stock unit award with a grant date fair value of $5,000,000 granted in connection with the five-year renewal of Mr. Bergman’s employment agreement.

7 Includes the following: (i) $16,500 matching contribution under 401(k) Plan account; (ii) $12,672 excess life insurance premiums; (iii) $65,615 SERP contribution; (iv) $16,440 of personal commuting expenses for use of the Company’s car service; (v) $210,593 for the cost of providing administrative services to Mr. Bergman; (vi) $341 for the cost of providing telephone services; (vii) $27,560 in legal fees in connection with the negotiation of Mr. Bergman’s recently amended employment agreement and (viii) $25,575 in personal use of the Company’s charter flights, which amount represents the aggregate incremental cost for two personal flights taken on Company chartered aircrafts, calculated based on the total flight cost charged by the charter companies. In addition, in 2011, Mr. Bergman’s spouse and other family members accompanied him on certain charter flights when he was traveling for business and there was no incremental cost to the Company.

The amount totaling $264,356 (under items (iv), (v), (vi) and (vii) above and $9,422, representing imputed income attributable to Mr. Bergman’s personal use of the Company’s charter flights as calculated using the Standard Industry Fare Level (SIFL) rates) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2011.

8 Includes the following: (i) $16,500 matching contribution under 401(k) Plan account; (ii) $13,446 excess life insurance premiums; (iii) $64,000 SERP contribution; (iv) $14,103 of personal commuting expenses for use of the Company’s car service; (v) $179,386 for the cost of providing administrative services to Mr. Bergman; (vi) $241 for the cost of providing telephone services and (vii) $5,000 service award payment for 30 years of service with the Company. The amount totaling $198,730 (under items (iv), (v), (vi) and (vii) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2010.

9 Includes the following: (i) $16,500 matching contribution under 401(k) Plan account; (ii) $7,998 excess life insurance premiums; (iii) $64,000 SERP contribution; (iv) $15,481 of personal commuting expenses for use of the Company’s car service; (v) $154,668 for the cost of providing administrative services to Mr. Bergman and (vi) $278 for the cost of providing telephone services. The amount totaling $170,427 (under items (iv), (v) and (vi) above), was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2009.

10 For each of Messrs. Breslawski, Paladino, Komaroff and Mlotek, includes the following: (i) $20,400 automobile allowance; (ii) 16,500 matching contribution under 401(k) Plan account; (iii) $6,192; $2,622; $23,543 and $4,902, respectively, in excess life insurance premiums; and (iv) $26,308; $17,288; $17,288 and $17,288, respectively, in SERP contribution.

11 For each of Messrs. Breslawski, Paladino, Komaroff and Mlotek, includes the following: (i) $20,400 automobile allowance; (ii) 16,500 matching contribution under 401(k) Plan account; (iii) $6,726; $3,036; $27,251 and $5,316, respectively, in excess life insurance premiums; and (iv) $25,500; $16,750; $16,750 and $16,750, respectively, in SERP contribution. Mr. Breslawski also received a $5,000 service award payment for 30 years of service with the Company.

12 For each of Messrs. Breslawski, Paladino, Komaroff and Mlotek, includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $5,755; $2,397; $15,474 and $2,391, respectively, in excess life insurance premiums and (iv) $25,500; $16,750; $16,750 and $16,750, respectively, in SERP contribution.

Employment Agreements and Post Termination and Change in Control Arrangements

Chief Executive Officer

The Company and Mr. Bergman entered into an amended and restated employment agreement which became effective as of December 31, 2011. The employment agreement, as amended and restated, is substantially similar to Mr. Bergman’s prior employment agreement which was scheduled to expire on December 31, 2011. As described in greater detail below, the employment agreement was amended and restated to include a five-year term with successive one-year extensions, eliminate all tax gross-ups including the gross-up for excise taxes imposed by Section 4999 of the Code, provide that any pro rata incentive compensation payable due to certain terminations will be based on actual results for the year in which termination occurs, extend certain post-termination office support for an additional year and include an acknowledgement that any incentive compensation paid will be subject to any clawback policy adopted or implemented by the Company in respect of any applicable law or regulation.

The employment agreement provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2016, subject to successive one-year extensions, unless we provide at least six months notice of non-renewal, subject to Mr. Bergman’s refusal within 90 days after notice of extension. Mr. Bergman’s annual base salary is set at the rate of $1,180,000 and may be increased from time to time. In addition, his employment agreement provides that the Compensation Committee will establish a target annual incentive compensation opportunity for Mr. Bergman which will be a percentage of base salary determined based on the achievement of performance goals. (See “Compensation Structure – Pay Elements – Details – Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.) It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive all amounts then owed to him as salary and incentive compensation, a pro-rata portion of the incentive compensation payable for the year of termination (based on actual achievement of performance goals), accrued and unpaid vacation pay, and all amounts or benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In the event of Mr. Bergman’s death, these amounts will be paid to Mr. Bergman’s heirs or estate. In addition, in the event of Mr. Bergman’s employment is terminated for the reasons above, other than due to death, Mr. Bergman will receive, as severance pay, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan.

If Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination and, due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. In addition, if Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for a period of two years following his termination.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated by us without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control, and all unvested outstanding options and shares of restricted stock shall become fully vested, except that in the case of a termination during a specified period in advance of a change in control, Mr. Bergman will receive a cash payment equal to the difference between the consideration paid in the change in control and the strike price of Mr. Bergman’s forfeited options as of the date of termination as provided in his employment agreement.

In the event Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death following a change in control, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the fourth anniversary of his termination. In addition, in the event Mr. Bergman’s employment is terminated by us without cause, Mr. Bergman resigns for good reason or his employment term is not renewed following a change in control, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of the transportation benefit for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Bergman after imposition of the excise tax would be greater (in which case no reduction will occur).

Unless his employment agreement is terminated for cause, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths except that such coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy.

Mr. Bergman is subject to restrictive covenants, including non-solicitation and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with a material segment of the Company’s business or recruit, solicit or induce any employee of the Company to terminate their employment with the Company, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, or (c) as a result of his disability, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

In order to entice Mr. Bergman to accept the terms of the amended and restated employment agreement (which included a five-year renewal of his employment term), the Compensation Committee offered Mr. Bergman a grant of restricted stock units under the 1994 Stock Incentive Plan, with a grant date fair value of $5,000,000 (75,688 shares), and which became effective on November 15, 2011 (the “2011 RSUs”). Except with respect to pro rata vesting or full acceleration of the vesting of the 2011 RSUs as described below, the 2011 RSUs will become vested on December 31, 2016, subject to the attainment of a specified cumulative five-year adjusted earnings per share performance target and Mr. Bergman’s continued employment through such date. In the event of Mr. Bergman’s retirement, his resignation for good reason or termination by us without cause prior to December 31, 2016, a pro rata portion of the 2011 RSUs will vest as of Mr. Bergman’s termination of employment, subject to the achievement of the performance target, with the remaining 2011 RSUs subject to the original vesting criteria and, in the case of Mr. Bergman’s retirement, compliance with the restrictive covenants included in his employment agreement through December 31, 2016. In the event of Mr. Bergman’s death or disability, or in the event Mr. Bergman’s employment is terminated for any reason (other than by the Company for cause) within two years of a change in control of the Company, the 2011 RSUs will become fully vested, without regard to the achievement of the performance target. Once vested, the 2011 RSUs will generally be settled within 30 days of the specified event except that upon certain terminations, the pro rata vested portion of 2011 RSUs will be settled on the six-month anniversary of termination of employment, with any remaining 2011 RSUs that vest on December 31, 2016 generally being settled within 30 days of December 31, 2016 or, if earlier, following a change in control.

Stanley Komaroff

Pursuant to Mr. Komaroff’s amended and restated employment agreement with the Company dated December 11, 2008, upon Mr. Komaroff’s death or disability, or if Mr. Komaroff’s employment with us is terminated (i) by us without cause or (ii) by Mr. Komaroff for any reason, Mr. Komaroff (or his heirs or estate) will receive (a) all amounts then owed to him as salary and deferred compensation, (b) any unpaid annual incentive compensation for the last full fiscal year prior to termination, (c) all benefits owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company and (d) a pro rata annual incentive compensation for the fiscal year in which termination occurs. If Mr. Komaroff’s employment is terminated by us for cause, Mr. Komaroff will receive solely the amounts described in (a) and (c) above.

If Mr. Komaroff terminates his employment for any reason or if he is terminated by us without cause, his equity-based awards will be treated as follows: (i) his termination will be treated as a retirement under our equity plans; (ii) his equity-based awards (other than options) will vest in full subject to satisfaction of any performance-based restrictions; and (iii) his options will continue to vest for 30 months following retirement (at which time all unvested options will vest in full) and will remain exercisable for at least three years (but not beyond the original term). If he terminates due to death or disability, to the extent provided to our senior management, his equity based awards will immediately vest in full and will remain exercisable following termination, provided that his options will remain exercisable for at least three years (but not beyond the original term).

Pursuant to his employment agreement, Mr. Komaroff is subject to confidentiality provisions. Additionally, during his employment, Mr. Komaroff will not (other than on behalf of the Company) in any capacity whatsoever (other than as the holder of not more than one percent of the total outstanding stock of a publicly held company) engage in any activity competitive with a material segment of the business of the Company. Mr. Komaroff’s change in control agreement with the Company is described below in the section entitled “Named Executive Officers Other than the Chief Executive Officer.”

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, which were most recently amended effective as of January 1, 2012, to eliminate the gross-up for excise taxes imposed by Section 4999 of the Code and provide that any pro rata incentive compensation payable upon certain terminations in connection with a change in control will be based on actual results for the year in which termination occurs. The change in control agreements, as amended, provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive compensation based on actual achievement for the year in which termination occurs, (iv) immediate vesting of all outstanding options, restricted or deferred stock/unit awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock/unit awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to the executive after imposition of the excise tax would be greater (in which case no reduction will occur).

Pursuant to the change in control agreements, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he will not, without the Company’s prior written consent, solicit our employees for employment.

Tax Gross-Up Provisions

We do not provide any tax gross-ups to our Named Executive Officers.

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment, change in control and equity award agreements, if such Named Executive Officers’ employment was terminated on December 31, 2011 under the various scenarios set forth below or in connection with a change in control that occurred on such date.

Name and Principal Position	Cash Payment	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[1]	Other Compensation	Excise Tax Gross-up2	Total Termination Benefits[3]
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)
Company termination for cause	$0	$0	$0	$0	n/a	$0	[4]
Resignation without good reason and not due to retirement	$0	$263,107	$0	$805,032	n/a	$1,068,139	[5]
Company termination without cause, due to voluntary resignation for good reason or due to non-renewal of employment contract.	$8,042,833	$263,107	$0	$885,532	n/a	$9,191,472	[6]
Resignation due to retirement	$0	$263,107	$0	$805,032	n/a	$1,068,139	[7]
Termination due to disability	$8,042,833	$263,107	$6,048,883	$805,032	n/a	$15,159,855	[8]
Resignation for good reason or Company termination without cause within two years after the change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control	$11,528,833	$263,107	$9,684,509	$901,972	n/a	$22,378,421	[9]
Death of executive	$2,288,833	$115,983	$6,048,883	$0	n/a	$8,453,699	[10]
Stanley Komaroff Senior Advisor

Company termination for cause	$0	$0	$0	$0	n/a	$0	[11]

Company termination without cause or voluntary resignation for good reason, retirement, death or disability of executive	$539,948	$0	$2,601,168	$0	n/a	$3,141,116	[12]
All Named Executive Officers, Other than the CEO

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control.

James Breslawski President and Chief Operating Officer	$4,282,200	$43,358	$3,095,598	$0	n/a	$7,421,156	[13]
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$3,573,413	$43,358	$2,633,807	$0	n/a	$6,250,578	[13]
Stanley Komaroff Senior Advisor	$3,505,898	$27,144	$2,633,807	$0	n/a	$6,166,849	[1][3]
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$3,520,950	$43,358	$2,633,807	$0	n/a	$6,198,115	[1][3]

Name and Principal Position	Cash Payment	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[1]	Other Compensation	Excise Tax Gross-up2	Total Termination Benefits[3]
Death or Disability
James Breslawski President and Chief Operating Officer	$0	$0	$1,079,442	$0	n/a	$1,079,442	[14]
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$928,031	$0	n/a	$928,031	[14]
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$0	$928,031	$0	n/a	$928,031	[14]

1 Represents the value of unvested outstanding options and restricted stock/units that would accelerate and vest, if any, on termination. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of common stock on December 30, 2011 (the “Per Share Closing Price”) and the per share exercise price. In the case of restricted stock/units, the value is calculated by multiplying the number of shares of restricted stock/units that accelerate by the Per Share Closing Price. In the case of performance-based restricted stock/units, the value is calculated using the number of shares of restricted stock/units granted on the grant date (i.e., target award). The 1994 Stock Incentive Plan provides that upon a change in control without termination, a participant’s unvested outstanding options become fully vested.

2 Mr. Bergman’s tax gross-up was eliminated effective December 31, 2011. The gross-ups for Messrs. Breslawski, Paladino, Komaroff and Mlotek were eliminated effective January 1, 2012. If Messrs. Komaroff and Breslawski were terminated without cause, voluntarily terminated for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control and the change in control occurred on December 31, 2011, Messrs. Komaroff and Breslawski would have been entitled to an excise tax gross-up payments of $2,139,941 and $2,241,349, respectively. However, if any such termination occurred on January 1, 2012, Messrs. Komaroff and Breslawski would not be entitled to such gross-up payments and, instead, each of their respective termination payments would be reduced by $1,140,964 and $355,062, respectively, which reflects the cutback necessary to prevent any portion of the payments from being subject to an excise tax, but only if such reduction would allow each of them to retain a greater net after-tax benefit than he would have received if the payments had not been reduced and he had paid all applicable taxes.

3 Does not include the vested SERP amounts for the Named Executive Officers. Such vested amounts are paid following a termination of employment (subject to a six month delay in certain instances) or within 30 days following a change in control. Also does not include the amounts for the Named Executive Officers under the Company’s Deferred Compensation Plan, all of which are fully vested and consist solely of participant contributions. Such vested amounts become payable upon a termination of employment as a result of death or disability in a lump sum cash payment within sixty days after such employment termination. Such vested amounts also become payable in a lump sum cash payment within 60 days following a change in control. (See “Nonqualified Compensation for Fiscal 2011” tables for additional disclosure regarding these vested amounts.)

4 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP and Deferred Compensation Plan account balances.

5 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Under his employment agreement, Mr. Bergman may resign without good reason and still be entitled to these benefits so long as he resigns upon providing 180 days prior written notice to the Company.

6 Includes (i) the product of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) a make-up pension payment, calculated as the value of the excess of (A) the fully vested value of benefits to him under existing retirement plans (including the Company’s 401(k) and SERP plans), assuming additional credit for the period from the termination date to December 31, 2012 over (B) his vested accrued benefits as of the termination date (such excess, if any, the “Make-Up Pension Payment”), (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Mr. Bergman is also entitled to receive a pro rata vesting of his November 2011 restricted stock unit award as of his termination date, as well as continued vesting of such award following his termination date through December 31, 2016 based on achievement of performance goals. As of December 31, 2011, the value of the pro rata vesting is $0, and the present value of full vesting at December 31, 2016 is $4,520,928, assuming the performance target is achieved.

7 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Mr. Bergman is also entitled to receive a pro rata vesting of his November 2011 restricted stock unit award as of his termination date, as well as continued vesting of such award following his termination date through December 31, 2016 based on achievement of performance goals. As of December 31, 2011, the value of the pro rata vesting is $0, and the present value of full vesting at December 31, 2016 is $4,520,928, assuming the performance target is achieved and subject to his compliance with non-compete covenants.

8 Includes (i) the product of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) pro rata vesting of all restricted stock/units granted in 2010 and 2011 (except for the November 2011 restricted stock unit grant to Mr. Bergman) from the date of grant through to the date of employment termination over 1,095 days, and with respect to the November 2011 restricted stock unit grant, full vesting of such award as of employment termination date, without regard to achievement of performance goals, (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination).

9 Includes (i) 300% current base annual salary, (ii) 300% of highest annual incentive compensation paid in the previous two years, (iii) vesting of all unvested outstanding options and shares of restricted stock/units, (iv) health and welfare coverage for Mr. Bergman and his wife until death, (v) use of the Company’s car service for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the third anniversary of termination) and (vi) office space and administrative assistance for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the fourth anniversary of termination).

10 Includes (i) the product of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) pro rata vesting of all restricted stock/units granted in 2010 and 2011 (except for the November 2011 restricted stock unit grant to Mr. Bergman) from the date of grant through to the date of employment termination over 1,095 days, and with respect to the November 2011 RSU grant, full vesting of such award as of employment termination date, without regard to achievement of performance goals and (iii) health and welfare coverage for Mr. Bergman’s wife until death.

11 The Company will have no further obligation to Mr. Komaroff, except payment of his vested SERP and Deferred Compensation Plan account balances.

12 Includes (i) the product of the annual incentive compensation payable for the year in which termination occurs, (ii) all equity-based awards (other than options) become fully vested, subject to satisfaction of any performance-based restrictions and (iii) all unvested options continue to vest for two and a half years after termination upon which time they will fully vest.

13 Includes (i) the product of the annual incentive compensation at target level in year of termination, (ii) 300% current annual salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iii) 300% annual incentive compensation based on actual achievement for the year of termination, (iv) all unvested outstanding options and shares of restricted stock/units become fully vested and (v) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins.

14 In the event of any termination of employment due to death or disability, the Named Executive Officers (other than Messrs. Bergman and Komaroff, whose termination arrangements are discussed above) are entitled to 100% acceleration of their respective time-based restricted stock/units and pro rata vesting of their respective performance-based restricted stock/units granted in 2010 and 2011 from the date of grant through to the date of employment termination over 1,095 days.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure–Pay Elements–Details–Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.

Non-Equity Incentive Plan Compensation

See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits. The SERP provides for various vesting percentages based on service with the Company. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

We also maintain a Deferred Compensation Plan pursuant to which our Named Executive Officers are eligible to participate. We do not make any contributions to the Deferred Compensation Plan and the amounts under the plan consist entirely of participant contributions and are fully vested. The amounts under the Deferred Compensation Plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company.

All Other Compensation

See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants of Plan-Based Awards for Fiscal 2011

Name and Principal Position	Type of Grant[1]	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards[2] Number of Shares of Stock or Units (#)	All Other Option Awards[3] Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[5] ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4]
			Threshold ($)	Target ($)	Maximum[5] ($)	Threshold (#)	Target (#)	Maximum[6] (#)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	162(m) PIP RS RS SO	n/a n/a 3/9/2011 11/15/2011 n/a	$0 $121,875	$2,193,750 $243,750	$3,154,756 $280,313	0 0	28,797 75,688	57,594 75,688	0 0	0	n/a	$2,000,000 $5,000,000 n/a
James P. Breslawski President and Chief Operating Officer	PIP RS SO	n/a 3/9/2011 n/a	$101,750	$550,000	$1,027,125	0	8,890	17,780	4,788	0	n/a	$950,000 n/a
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	PIP RS SO	n/a 3/9/2011 n/a	$76,500	$450,000	$785,250	0	7,955	15,910	4,284	0	n/a	$850,000 n/a
Stanley Komaroff Senior Advisor	PIP RS SO	n/a 3/9/2011 n/a	$90,000	$450,000	$657,000	0	7,955	15,910	4,284	0	n/a	$850,000 n/a
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	PIP RS SO	n/a 3/9/2011 n/a	$94,050	$450,000	$781,537	0	7,955	15,910	4,284	0	n/a	$850,000 n/a

1 “PIP” means annual incentive compensation (i.e., bonus) paid under the Company’s 2011 PIP. “162(m)” means annual incentive compensation (i.e., bonus) paid under the Company’s Section 162(m) Cash Bonus Plan. “RS” means performance-based restricted stock/unit awards made pursuant to the Company’s 1994 Stock Incentive Plan. “SO” means options. See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP and the Section 162(m) Cash Bonus Plan.

2 Time-based restricted stock (four year cliff) awarded in fiscal 2011. Mr. Bergman was not awarded time-based restricted stock in 2011.

3 None of the Named Executive Officers were awarded options in fiscal 2011.

4 These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 15, 2012.

5 The maximum payout percentage for the EPS Target and Business Financial Goal portions of the PIP is 200% and the maximum payout percentage for the Individual Performance Goal is 115%.

6 The maximum payout percentage for the 2011 LTIP awards of performance-based restricted stock is 200%, except for Mr. Bergman’s restricted stock units granted on November 15, 2011 which maximum payout is 100%.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of performance-based and time-based restricted stock/units granted to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards.” We did not grant Named Executive Officers options in fiscal 2011.

The threshold, target and maximum amount of the performance-based restricted stock/units appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

We did not grant Named Executive Officers options in fiscal 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[2] (#)	Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested[4] (#)	Market Value of Shares or Units of Stock That Have Not Vested[6] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[6] ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	33,067 37,518 34,509	0 0 11,503	0 0 0	$47.31 $51.23 $59.89	03/02/2016 03/05/2017 03/03/2018	0	$0	189,064	[7]	$12,181,393
James P. Breslawski President and Chief Operating Officer	50,000 50,000 37,500 20,000 27,282 30,966 25,881	0 0 0 0 0 0 8,628	0 0 0 0 0 0 0	$19.42 $35.49 $39.43 $42.58 $47.31 $51.23 $59.89	02/25/2013 02/18/2014 03/09/2015 09/22/2015 03/02/2016 03/05/2017 03/03/2018	16,604	$1,069,796	50,294		$3,240,442
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	26,000 52,000 39,000 22,323 25,329 21,567	0 0 0 0 0 7,190	0 0 0 0 0 0	$19.42 $35.49 $39.43 $47.31 $51.23 $59.89	02/25/2013 02/18/2014 03/09/2015 03/02/2016 03/05/2017 03/03/2018	14,131	$910,460	42,437		$2,734,216
Stanley Komaroff Senior Advisor	12,400 37,800 22,323 25,329 21,567	0 0 0 0 7,190	0 0 0 0 0	$35.49 $39.43 $47.31 $51.23 $59.89	02/18/2014 03/09/2015 03/02/2016 03/05/2017 03/03/2018	14,131	$910,460	42,437		$2,734,216
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	7,235 22,323 25,329 21,567	0 0 0 7,190	0 0 0 0	$39.43 $47.31 $51.23 $59.89	03/09/2015 03/02/2016 03/05/2017 03/03/2018	14,131	$910,460	42,437		$2,734,216

1 All options granted in 2003 or earlier vest one-third per year over three years. All options granted in 2004 or later vest one-fourth per year over four years.

2 The Company does not issue performance-based options.

3 All options granted under the 1994 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

4 The Company did not issue time-based restricted stock to the Named Executive Officers prior to March 2009. Beginning in March 2009, time-based restricted stock (four year cliff vesting) was awarded to the Named Executive Officers, except Mr. Bergman. Beginning in March 2010, time-based restricted stock units were granted to the Named Executive Officers, except Mr. Bergman.

5 Performance-based restricted stock awards (three year cliff vesting) granted in 2009, 2010 and 2011 under the Company’s 1994 Stock Incentive Plan. As the threshold payout amount is zero, such number represents the number of shares based on the target payout but includes additional shares of performance-based restricted stock that were issued when the 2009 LTIP vested on March 9, 2012, includes additional shares of performance-based restricted stock which we estimate will be issued relating to the performance-based restricted stock grants under the 2010 LTIP and excludes shares of performance-based restricted stock which we estimate will be forfeited related to the performance-based restricted stock grants under the 2011 LTIP. Beginning in March 2010, performance-based restricted stock units were granted to the Named Executive Officers.

6 Based on the closing market price of $64.43 of the Company’s common stock on December 30, 2011.

7 Included in this amount are 75,688 restricted stock units granted to Mr. Bergman on November 15, 2011 in connection with the renewal of his employment agreement which shall cliff vest at the target payout amount on December 31, 2016, subject to the attainment of a specified cumulative 5 year adjusted EPS performance target and Mr. Bergman’s continued employment through such date.

Option Exercises and Stock Vested for Fiscal 20111

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[3]
Stanley M. Bergman
Chairman and Chief Executive Officer (Principal Executive Officer)	0	$0	3,406	$237,058
James P. Breslawski
President and Chief Operating Officer	46,000	$2,255,527	2,554	$177,758
Steven Paladino
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	26,000	$1,250,761	2,128	$148,109
Stanley Komaroff
Senior Advisor	27,000	$836,951	2,128	$148,109
Mark E. Mlotek
Executive Vice President and Chief Strategic Officer	41,515	$1,192,358	2,128	$148,109

1 The value realized from exercised options is deemed to be the market value of the common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

2 Represents performance based restricted stock (three year cliff vesting) granted on March 3, 2008 that vested on March 3, 2011.

3 The closing market price on March 3, 2011 was $69.60.

Nonqualified Deferred Compensation for Fiscal 2011

The following table provides information regarding our SERP. (See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$64,000	$30,616	$0	$1,270,729
James P. Breslawski President and Chief Operating Officer	$0	$25,500	$14,014	$0	$562,643
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$16,750	$11,059	$0	$457,986
Stanley Komaroff Senior Advisor	$0	$16,750	$2,519	$0	$140,384
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$16,750	$9,597	$0	$416,259

The following table provides information regarding our Deferred Compensation Plan which became effective on January 1, 2011. The Company does not make any contributions to the Deferred Compensation Plan. All amounts in such plan are fully vested and consist solely of participant contributions. Such vested amounts may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company. (See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our Deferred Compensation Plan.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$0	$0	$0	$0
James P. Breslawski President and Chief Operating Officer	$0	$0	$0	$0	$0
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$0	$0	$0
Stanley Komaroff Senior Advisor	$120,673	$0	$1,612	$0	$122,285
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$96,539	$0	$(1,526)	$0	$95,013

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)	Total ($)
Barry J. Alperin	$89,500	$185,400	$0	$0	$0	$0	$274,900
Paul Brons	$66,500	$185,400	$0	$0	n/a	$0	$251,900
Donald J. Kabat	$89,000	$185,400	$0	$0	$0	$0	$274,400
Philip A. Laskawy	$79,000	$185,400	$0	$0	$0	$0	$264,400
Karyn Mashima	$66,500	$185,400	$0	$0	$0	$0	$251,900
Norman S. Matthews	$85,000	$185,400	$0	$0	$0	$1,000	$271,400
Bradley T. Sheares, Ph.D.	$66,500	$185,400	$0	$0	$0	$0	$251,900
Louis W. Sullivan, M.D.	$69,500	$185,400	$0	$0	$0	$8,000	$262,900

1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan; these deferrals are indicated in footnote 5 below.

2 Includes restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 15, 2012. With respect to the aggregate number of stock awards (including restricted stock and restricted stock units) outstanding at Fiscal 2011 year end, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews and Dr. Sullivan each had 13,080 shares/units, Ms. Mashima had 13,364 shares/units and Dr. Sheares had 5,977 shares/units.

3 The aggregate number of option awards outstanding at fiscal year-end for each non-employee director is set forth in the following table:

	Aggregate Number of Option Awards Outstanding at Fiscal 2011 Year End (#)
Name	Unexercisable	Exercisable
Barry J. Alperin	1,975	65,100
Paul Brons	1,975	35,100
Donald J. Kabat	1,975	70,100
Philip A. Laskawy	1,975	50,100
Karyn Mashima	2,247	6,740
Norman S. Matthews	1,975	50,100
Bradley T. Sheares, Ph.D.	0	0
Louis W. Sullivan, M.D.	1,975	50,100

4 The Company does not grant performance-based annual incentive compensation (i.e., bonus) to non-employee directors.

5 Messrs. Alperin, Laskawy and Matthews and Dr. Sullivan each participated in the Non-Employee Director Deferred Compensation Plan in 2011 and elected to defer the following amounts during fiscal 2011: $27,500; $79,000; $85,000 and $69,500, respectively.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In fiscal 2011, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Sheares and Sullivan each received a $50,000 annual retainer, an additional $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended and a $5,000 retainer for service as a Committee Chairperson, except for the Audit Committee Chairperson who received a $7,500 retainer.

Stock Awards and Option Awards

On March 9, 2011, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Sheares and Sullivan, received 2,669 restricted stock units under the Company’s 1996 Non-Employee Director Stock Incentive Plan each award having a grant fair value of $185,400. The value of the equity-based awards granted to the Non-Employee Directors on March 9, 2011 was equal to the value of the equity-based awards received by the Non-Employee Directors in fiscal 2009 and 2010 (which was 10% less than received in fiscal 2008). Additionally, on March 2, 2012, each received 2,535 restricted stock units, with each award having a grant fair value of $185,400 (unchanged from the grant value in 2009, 2010 and 2011). All such grants were issued on the date they were approved by the Compensation Committee. The restricted stock units are subject to time-based vesting and vest at the end of four years from the grant date, based on continued service through the applicable vesting date.

Beginning with the March 9, 2009 restricted stock unit award, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date, or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability); or (v) a change of control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

In March 2010, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors. The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $6 billion and $10 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure–Pay Elements–Details–Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since January 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan in the form of cash and are deemed to be invested in our common stock in the form of a unit measurement, called a “phantom share.” A phantom share is the equivalent to one share of our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 1996 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 1996 Non-Employee Director Stock Incentive Plan. Messrs. Alperin, Kabat, Laskawy and Matthews, Ms. Mashima and Dr. Sullivan each participate in the Non-Employee Director Deferred Compensation Plan. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the change in the market value of the phantom shares allocated to each such director’s account.

All Other Compensation

Each of Dr. Sullivan and Mr. Matthews are members of our Medical Advisory Board. In fiscal 2011, each received $2,000 for each Medical Advisory Board meeting attended and Dr. Sullivan received a $1,250 quarterly retainer for his service as Chairman of the Medical Advisory Board. The Company discontinued the Medical Advisory Board in December 2011.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company. The Board of Directors adopted a policy providing that each non-employee director should own equity in the Company equal to a minimum of 300% of such non-employee director’s annual retainer. Newly appointed non-employee directors will have four years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such non-employee director’s annual retainer must be owned by such non-employee director in the form of shares of common stock.

The Company also prohibits hedging or other derivative transactions by its directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under NASDAQ’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2011 were Messrs. Alperin, Kabat and Matthews.

During fiscal 2011:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE PLURALITY VOTING IN THE ELECTION OF DIRECTORS

After careful consideration and review of corporate governance policies widely considered to enhance corporate governance, the Board of Directors has decided that it is in the best interest of the Company and its stockholders to amend Article SIXTH(B) of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate plurality voting in the election of directors, and instead provide that the Company’s Amended and Restated By-laws, as amended (the “By-laws”), may establish alternative procedures for the election of directors, as permitted by law (the “Charter Amendment”). A copy of the Charter Amendment is attached hereto as Appendix A. Deletions are indicated by strikeouts and additions are indicated by underline.

Article SIXTH(B) of our Certificate of Incorporation currently provides that directors will be elected by the affirmative vote of a plurality of the shares voted at a stockholder meeting; that is, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority including withheld votes. If this proposal is approved, the By-laws will govern the procedure for the election of directors and the Board of Directors intends to adopt a majority standard for the election of directors in uncontested elections in the By-laws. The Board of Directors believes that active stockholder participation in the election of directors is important to the Company and to effective corporate governance. In response to similar concerns, a number of public companies have recently approved amendments to their governing documents requiring a majority vote standard for the election of directors. Therefore, the Board of Directors has authorized, and recommends that stockholders approve, the Charter Amendment.

To approve the Charter Amendment, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be voted “FOR” this proposal. If approved, the Charter Amendment will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment of the Certificate of Incorporation. The Company would make such a filing promptly after the Annual Meeting.

If this proposal is approved, the Board of Directors plans to exercise its powers under the By-laws to amend the By-laws to provide that director nominees in a non-contested election would be elected by a majority vote. Under this provision, each vote would be specifically counted “for” or “against” the director’s election. An affirmative majority of the total number of votes cast “for” a director nominee will be required for election. Director nominees in contested elections would continue to be elected by plurality vote. An election would be considered contested if there are more nominees for election than positions on the Board of Directors to be filled. In connection therewith, the Board of Directors also plans to exercise its powers under the By-laws to adopt a director resignation policy consistent with the majority vote standard, so that an incumbent director who did not receive the requisite affirmative majority of the votes cast for his or her re-election would be required to promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Governance Committee would then make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors would act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

The amendments to our Certificate of Incorporation and By-laws will be disclosed in a Current Report on Form 8-K filed with the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officers’ compensation.

As described in detail in the Compensation Discussion and Analysis beginning on page 14 of this proxy statement, the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive officer compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has enabled the Company to successfully motivate and reward its named executive officers. The Company believes that its compensation program is appropriate and has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its stockholders.

For these reasons, the Board of Directors recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company. Notwithstanding the advisory nature of this vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO USA as our independent registered public accounting firm for the fiscal year ending December 29, 2012, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO USA, another independent registered public accounting firm will be selected by the Board of Directors. Representatives of BDO USA will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2011 and for fiscal 2010:

	Fiscal 2011	Fiscal 2010
Audit Fees — Annual Audit and Quarterly Reviews	$5,122,169	$4,540,430
Audit-Related Fees	$75,000	$50,000
Tax Fees: —
Tax Advisory Services	$307,297	$462,840
Tax Compliance, Planning and Preparation	$683,724	$807,760
All Other Fees	—	—

Total Fees	$6,188,190	$5,861,830

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO USA for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. There were no “all other fees” in fiscal 2010 or fiscal 2011.

The Audit Committee has determined that the provision of all non-audit services by BDO USA is compatible with maintaining such accountant’s independence.

All fees paid by us to BDO USA were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, available on our Internet website at www.henryschein.com, under the “About Henry Schein–Corporate Governance” caption.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO USA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2012.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). Each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of NASDAQ’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, and that is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and NASDAQ listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. The Company’s independent registered public accounting firm also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The independent registered public accounting firm’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s independent registered public accounting firm. During fiscal 2011, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both the independent registered public accounting firm and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent registered public accounting firm, approves in advance its engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews its performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2011

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2011 as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO USA, LLP (“BDO USA”), the Company’s independent registered public accounting firm, to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 31, 2011.

The Audit Committee has received from BDO USA the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO USA their independence from the Company and its management. The Audit Committee also received reports from BDO USA regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO USA and management. There were no differences of opinion reported between BDO USA and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO USA all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received from, and reviewed with, BDO USA all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 5.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2011.

THE AUDIT COMMITTEE Donald J. Kabat, Chairman Barry J. Alperin Philip A. Laskawy

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Audit Committee Report contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2011,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends that an affirmative vote be cast in favor of Proposals 1, 2, 3 and 4 listed on the proxy card.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 4, 2012 at our headquarters located at 135 Duryea Road, Melville, New York 11747.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon written request to Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attn: Corporate Communications, facsimile number: (631) 843-5975. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2013 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 3, 2012. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2013 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2013 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of March 25, 2013 and the date that is 75 days prior to the date of the 2013 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2013 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HENRY SCHEIN, INC.

The undersigned corporation (the “Corporation”), in order to amend its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the Corporation is HENRY SCHEIN, INC.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article SIXTH thereof in its entirety and by substituting in lieu of said Article the following new Article:

SIXTH:

A. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with the provisions of this Amended and Restated Certificate of Incorporation and the By-Laws of the Corporation. In order to be properly brought before the meeting, such business must have either been (a) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (b) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (c) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (c) of this Paragraph A must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary of the Corporation, in the case of business to be brought before a special meeting of stockholders, not more than ten (10) days after the date of the initial notice referred to in clause (a) of this Paragraph A, and, in the case of business to be brought before an annual meeting of stockholders, not less than ten (10) days prior to the first anniversary date of the initial notice referred to in clause (a) of this Paragraph A of the previous year’s annual meeting; provided, however, that such notice shall not be required to be given more than seventy-five (75) days prior to an annual meeting of stockholders. Such notice referred to in clause (c) of this Paragraph A shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director(s), all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) if applicable, all other information that would be required to be filed with the Securities and Exchange Commission if,

A-1

with respect to the business proposed to be brought before the meeting, the person proposing such business were a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. No business shall be brought before any annual or special meeting of stockholders of the Corporation otherwise than as provided in this Paragraph A.

B. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be properly brought before such meeting in accordance with this Amended and Restated Certificate of Incorporation shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Special meetings of stockholders may be called at any time only at the direction of the Chairman of the Board of Directors or by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, or by stockholders holding more than 10% of the outstanding shares entitled to vote in the election of directors. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided. Except as otherwise provided by law or by this Amended and Restated Certificate of Incorporation, at any meeting of stockholders of the Corporation, the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Amended and Restated Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that the ~~affirmative vote of a plurality of the shares voted shall be required to effect elections of directors~~ By-laws of the Corporation may establish alternative procedures for the election of directors, as permitted by law. Election of directors need not be by written ballot. At every meeting of stockholders, the Chairman of the Board of Directors, or, in the absence of such officer, the President, and in the absence of the Chairman of the Board of Directors and the President, such officer or other person as shall be designated in accordance with the By-laws of the Corporation, shall act as Chairman of the meeting. The Chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of each meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

THIRD: The written amendment effected herein was authorized by a majority of all of the outstanding shares entitled to vote thereon pursuant to Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this      day of                     , 2012.

HENRY SCHEIN, INC.

By:
Name: Stanley M. Bergman
Title: Chairman and Chief Executive Officer

A-2

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 15, 2012

Meeting Information
HENRY SCHEIN, INC.	Meeting Type: Annual Meeting
For holders as of: March 16, 2012
	Date: May 15, 2012	Time: 10:00 AM EDT
Location: Melville Marriott Long Island
1350 Old Walt Whitman Road
Melville, New York
HENRY SCHEIN, INC.

135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000134527_1    R1.0.0.11699

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Have the information that is printed in the box marked by the arrow    (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                              1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow    (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 01, 2012 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow   available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote
FOR the following:

1. Election of Directors
Nominees
01 Stanley M Bergman	02 Gerald A Benjamin	03 James P Breslawski	04 Mark E Mlotek	05 Steven Paladino
06 Barry J Alperin	07 Paul Brons	08 Donald J Kabat	09 Philip A Laskawy	10 Karyn Mashima
11 Norman S Matthews	12 Bradley T Sheares, PhD 13 Louis W Sullivan, MD

The Board of Directors recommends you vote FOR the following:

2.	PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

3.	PROPOSAL TO APPROVE, BY NON-BINDING VOTE, THE 2011 COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

4.	PROPOSAL TO RATIFY THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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HENRY SCHEIN, INC. 135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors Nominees

01 Stanley M Bergman	02 Gerald A Benjamin	03 James P Breslawski	04 Mark E Mlotek	05 Steven Paladino
06 Barry J Alperin	07 Paul Brons	08 Donald J Kabat	09 Philip A Laskawy	10 Karyn Mashima
11 Norman S Matthews	12 Bradley T Sheares, PhD	13 Louis W Sullivan, MD

The Board of Directors recommends you vote FOR the following:		For	Against	Abstain

2.	PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.	☐	☐	☐

3.	PROPOSAL TO APPROVE, BY NON-BINDING VOTE, THE 2011 COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

4.	PROPOSAL TO RATIFY THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2012.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Notice & Proxy Statement is/are available at www.proxyvote.com.

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HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747

This proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on March 16, 2012, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 15, 2012 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote “FOR” the proposals listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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